Exhibit 4.2

EXECUTION VERSION

GENESIS HEALTHCARE CORPORATION,

THE SUBSIDIARY GUARANTORS SIGNATORY HERETO

AND

THE BANK OF NEW YORK

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of June 20, 2007

to

Indenture

Dated as of March 2, 2005

2.5% Convertible Senior Subordinated Debentures due 2025

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of June 20, 2007 (this “Supplemental Indenture”), is by and among Genesis HealthCare Corporation, a Pennsylvania corporation (the “Issuer”), the Subsidiary Guarantors signatory hereto, and The Bank of New York, as trustee (the “Trustee”).

WHEREAS, the Issuer and the Trustee have entered into that certain Indenture dated as of March 2, 2005, as supplemented by the supplemental indenture, dated as of February 27, 2007 (as supplemented and amended to date, the “Indenture”), providing for the issuance of 2.5% Convertible Senior Subordinated Debentures due 2025 (the “Notes”);

WHEREAS, the Issuer originally issued $180 million aggregate principal amount of the Notes;

WHEREAS, Section 12.02 of the Indenture provides that the Indenture may be amended with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for Notes) subject to certain exceptions, including the requirement that certain amendments to Article 4 require such consents from the Holders of at least 75% in principal amount of the Notes then outstanding;

WHEREAS, the Issuer desires and has requested the Trustee to join with it in entering into this Supplemental Indenture for the purpose of amending the Indenture in certain respects as permitted by Section 12.02 of the Indenture;

WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by the Board of Directors or similar governing body of the Issuer and of each Subsidiary Guarantor; and

WHEREAS, (1) the Issuer has received the consent of the Holders of at least the requisite percentage in principal amount of the outstanding Notes and has satisfied all other conditions precedent, if any, provided under the Indenture to enable the Issuer, the Subsidiary Guarantors and the Trustee to enter into this Supplemental Indenture, all as certified by an Officers’ Certificate, delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture as contemplated by Section 12.05 of the Indenture, and (2) the Issuer has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Opinion of Counsel relating to this Supplemental Indenture as contemplated by Section 12.05 of the Indenture;

NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Deletion of Definitions and Related References. Section 1.01 of the Indenture is hereby amended to delete in its entirety all terms and their respective definitions for which all references are eliminated in the Indenture as a result of the amendments set forth in Article II of this Supplemental Indenture.

ARTICLE II

AMENDMENTS TO INDENTURE

Section 2.1 Amendments to the Indenture. The Indenture is hereby amended by:

(i) deleting the following sections of the Indenture and all references thereto in the Indenture in their entirety:

Section 4.15 (No Senior Subordinated Indebtedness)

Section 6.02 (Maintenance of Office or Agency)

Section 6.03 (Appointments to Fill Vacancies in Trustee’s Office)

Section 6.04 (Provisions as to Paying Agent)

Section 6.05 (Existence)

Section 6.06 (Rule 144A Information Requirement)

Section 6.07 (Stay, Extension and Usury Laws)

Section 6.10 (Additional Subsidiary Guarantees)

Section 6.11 (Designation of Restricted and Unrestricted Subsidiaries)

Section 6.12 (Assumptions of Obligations under Registration Rights Agreement)

Sections 8.01(e), 8.01(f), 8.01(g), 8.01(h), 8.01(i), 8.01(j), 8.01(k) and 8.01(l)

Section 14.01 (Consolidation, Merger, Sale, Conveyance and Lease); and

(ii) amending the definition of “Unrestricted Subsidiary” in Section 1.01 of the Indenture to delete the second-to-last paragraph of such definition.

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 3.1 Indenture. Except as amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound by the Indenture as amended hereby. Subject to Section 18.07 of the Indenture, in the case of conflict between the Indenture and this Supplemental Indenture, the provisions of this Supplemental Indenture shall control.

Section 3.2 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.3 Capitalized Terms.  Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

Section 3.4 Effect of Headings. The Article and Section headings used herein are for convenience only and shall not affect the construction of this Supplemental Indenture.

Section 3.5 Trustee Makes No Representations. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture; the recitals and statements herein are deemed to be those of the Issuer and the Subsidiary Guarantors and not of the Trustee.

Section 3.6 Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

Section 3.7 Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 3.8 Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent one and the same agreement.

Section 3.9 Successors. All agreements of the Issuer, the Subsidiary Guarantors and the Trustee in this Supplemental Indenture and the Notes shall bind their respective successors.

Section 3.10 Effectiveness. The provisions of Articles I and II of this Supplemental Indenture shall be effective at the time the Issuer accepts for purchase at least a majority in principal amount of the outstanding Notes issued under the Indenture (provided, however, that the provisions of Article II affecting Article 4 of the Indenture shall only be effective at the time the Issuer accepts for purchase at least 75% in principal amount of the outstanding Notes issued under the Indenture), excluding, in each case, any Notes held by the Company or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

Section 3.11 Endorsement and Change of Form of Notes. Any Notes authenticated and delivered after the close of business on the date that this Supplemental Indenture becomes effective may be affixed to, stamped, imprinted or otherwise legended by the Trustee, with a notation as follows:

“Effective as of [                     ], 2007, the restrictive covenants of the Indenture and certain of the Events of Default have been eliminated, as provided in the Second Supplemental Indenture, dated as of June 20, 2007. Reference is hereby made to said Second Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein.”

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year written above.

THE COMPANY

GENESIS HEALTHCARE CORPORATION

By:	/s/ George V. Hager, Jr.
Name: George V. Hager, Jr.
Title: Chief Executive Officer

SUBSIDIARY GUARANTORS

MARMET SNF OPERATIONS, LLC
1 SULPHIN DRIVE ASSOCIATES, LLC
OAK HILL SNF OPERATIONS, LLC
422 23RD STREET ASSOCIATES, LLC
OAK HILL ALF OPERATIONS, LLC
438 23RD STREET ASSOCIATES, LLC
CHARLESTON ALF OPERATIONS, LLC
699 SOUTH PARK ASSOCIATES, LLC
LEWISBERG ALF OPERATIONS, LLC
331 HOLT LANE ASSOCIATES, LLC
SCOTT DEPOT ALF OPERATIONS, LLC
5 ROLLING MEADOWS ASSOCIATES, LLC
WALDORF PROPERTY, LLC
WALDORF SNF OPERATIONS, LLC

By:	/s/ George V. Hager, Jr.
George V. Hager, Jr.
Chief Executive Officer of the foregoing entities

CANTERBURY OF SHEPHERDSTOWN LIMITED PARTNERSHIP
By:	Glenmark Associates, Inc., a Managing General Partner

By:	/s/ George V. Hager, Jr.
George V. Hager, Jr.
Chief Executive Officer

CANTERBURY OF SHEPHERDSTOWN LIMITED PARTNERSHIP
By: GMA Partnership Holding Company, Inc., a Managing General Partner

By:	/s/ George V. Hager, Jr.
George V. Hager, Jr.
Chief Executive Officer

Signature Page to 2.5% Notes Supplemental Indenture

BERKELEY HAVEN LIMITED PARTNERSHIP
By: Glenmark Associates, Inc., a general partner

By:	/s/ George V. Hager, Jr.
George V. Hager, Jr.
Chief Executive Officer

By: GMA Partnership Holding Company, Inc., a general partner

By:	/s/ George V. Hager, Jr.
George V. Hager, Jr.
Chief Executive Officer

MARKGLEN, INC.

By:	/s/ George V. Hager, Jr.
George V. Hager, Jr.
Chief Executive Officer

NORTHWEST TOTAL CARE CENTER ASSOCIATES, L.P.
By: Geriatric and Medical Services, Inc., its general partner

By:	/s/ George V. Hager, Jr.
George V. Hager, Jr.
Chief Executive Officer

ACADEMY NURSING HOME, INC.

ADS APPLE VALLEY, INC.

ADS CONSULTING, INC.

ADS DANVERS ALF, INC.

ADS DARTMOUTH ALF, INC.

ADS HINGHAM ALF, INC.

ADS HINGHAM NURSING FACILITY, INC.

ADS HOME HEALTH, INC.

Signature Page to 2.5% Notes Supplemental Indenture

ADS MANAGEMENT, INC.

ADS PALM CHELMSFORD, INC.

ADS RECUPERATIVE CENTER, INC.

ADS RESERVOIR WALTHAM, INC.

ADS SENIOR HOUSING, INC.

ADS/MULTICARE, INC.

ANR, INC.

APPLE VALLEY OPERATING CORP.

APPLEWOOD HEALTH RESOURCES, INC.

ASL, INC.

ASSISTED LIVING ASSOCIATES OF BERKSHIRE, INC.

ASSISTED LIVING ASSOCIATES OF LEHIGH, INC.

ASSISTED LIVING ASSOCIATES OF SANATOGA, INC.

BERKS NURSING HOMES, INC.

BRIGHTWOOD PROPERTY, INC.

BRINTON MANOR, INC.

BURLINGTON WOODS CONVALESCENT CENTER, INC.

CAREFLEET, INC.

CENTURY CARE MANAGEMENT, INC.

CHATEAU VILLAGE HEALTH RESOURCES, INC.

CHELTENHAM LTC MANAGEMENT, INC.

CHG INVESTMENT CORP., INC.

CHNR-I, INC.

COLONIAL HALL HEALTH RESOURCES, INC.

CONCORD HEALTH GROUP, INC.

CONCORD SERVICE CORPORATION

Signature Page to 2.5% Notes Supplemental Indenture

CRESTVIEW CONVALESCENT HOME, INC.

CRESTVIEW NORTH, INC.

CRYSTAL CITY NURSING CENTER, INC.

CVNR, INC.

DAWN VIEW MANOR, INC.

DELM NURSING, INC.

DIANE MORGAN AND ASSOCIATES, INC.

DOVER HEALTHCARE ASSOCIATES, INC.

EIDOS, INC.

ELDERCARE RESOURCES CORP.

ELMWOOD HEALTH RESOURCES, INC.

ENCARE OF PENNYPACK, INC.

ENCARE OF QUAKERTOWN, INC.

ENCARE OF WYNCOTE, INC.

ENR, INC.

GENESIS ELDERCARE CENTERS — BELVEDERE, INC.

GENESIS ELDERCARE CENTERS — CHAPEL MANOR, INC.

GENESIS ELDERCARE CENTERS-HARSTON, INC.

GENESIS ELDERCARE CENTERS — PENNSBURG, INC.

GENESIS ELDERCARE CORP.

GENESIS ELDERCARE DIAGNOSTIC SERVICES, INC.

GENESIS ELDERCARE HOME CARE SERVICES, INC.

GENESIS ELDERCARE HOSPITALITY SERVICES, INC.

GENESIS ELDERCARE LIVING FACILITIES, INC.

GENESIS ELDERCARE NATIONAL CENTERS, INC.

Signature Page to 2.5% Notes Supplemental Indenture

GENESIS ELDERCARE NETWORK SERVICES OF MASSACHUSETTS, INC.

GENESIS ELDERCARE NETWORK SERVICES, INC.

GENESIS ELDERCARE PARTNERSHIP CENTERS, INC.

GENESIS ELDERCARE PHYSICIAN SERVICES, INC.

GENESIS ELDERCARE PROPERTIES, INC.

GENESIS ELDERCARE REHABILITATION SERVICES, INC.

GENESIS ELDERCARE STAFFING SERVICES, INC.

GENESIS ELDERCARE TRANSPORTATION SERVICES, INC.

GENESIS HEALTH VENTURES OF ARLINGTON, INC.

GENESIS HEALTH VENTURES OF BLOOMFIELD, INC.

GENESIS HEALTH VENTURES OF CLARKS SUMMIT, INC.

GENESIS HEALTH VENTURES OF INDIANA, INC.

GENESIS HEALTH VENTURES OF LANHAM, INC.

GENESIS HEALTH VENTURES OF MASSACHUSETTS, INC.

GENESIS HEALTH VENTURES OF NAUGATUCK, INC.

GENESIS HEALTH VENTURES OF NEW GARDEN, INC.

GENESIS HEALTH VENTURES OF POINT PLEASANT, INC.

GENESIS HEALTH VENTURES OF SALISBURY, INC.

GENESIS HEALTH VENTURES OF WAYNE, INC.

GENESIS HEALTH VENTURES OF WEST VIRGINIA, INC.

GENESIS HEALTH VENTURES OF WILKES-BARRE, INC.

Signature Page to 2.5% Notes Supplemental Indenture

GENESIS HEALTH VENTURES OF WINDSOR, INC.

GENESIS HEALTHCARE CENTERS HOLDINGS, INC.

GENESIS HEALTHCARE HOLDING COMPANY I, INC.

GENESIS HEALTHCARE HOLDING COMPANY II, INC.

GENESIS IMMEDIATE MED CENTER, INC.

GENESIS OF PALISADO AVENUE, INC.

GENESIS PROPERTIES OF DELAWARE CORPORATION

GENESIS SELECTCARE CORP.

GENESIS/VNA PARTNERSHIP HOLDING COMPANY, INC.

GERIATRIC & MEDICAL COMPANIES, INC.

GERIATRIC AND MEDICAL INVESTMENTS CORPORATION

GERIATRIC AND MEDICAL SERVICES, INC.

GERI-MED CORP.

GLENMARK ASSOCIATES - DAWN VIEW MANOR, INC.

GLENMARK ASSOCIATES, INC.

GLENMARK PROPERTIES, INC.

GMA-BRIGHTWOOD, INC.

GMA CONSTRUCTION, INC.

GMA-MADISON, INC.

GMA - UNIONTOWN, INC.

GMA PARTNERSHIP HOLDING COMPANY, INC.

GMC LEASING CORPORATION

GMC-LTC MANAGEMENT, INC.

GMS INSURANCE SERVICES, INC.

Signature Page to 2.5% Notes Supplemental Indenture

GOVERNOR’S HOUSE NURSING HOME, INC.

HEALTH RESOURCES OF ACADEMY MANOR, INC.

HEALTH RESOURCES OF BOARDMAN, INC.

HEALTH RESOURCES OF BROOKLYN, INC.

HEALTH RESOURCES OF CEDAR GROVE, INC.

HEALTH RESOURCES OF CINNAMINSON, INC.

HEALTH RESOURCES OF COLCHESTER, INC.

HEALTH RESOURCES OF COLUMBUS, INC.

HEALTH RESOURCES OF CUMBERLAND, INC.

HEALTH RESOURCES OF ENGLEWOOD, INC.

HEALTH RESOURCES OF EWING, INC.

HEALTH RESOURCES OF FARMINGTON, INC.

HEALTH RESOURCES OF GARDNER, INC.

HEALTH RESOURCES OF GLASTONBURY, INC.

HEALTH RESOURCES OF GROTON, INC.

HEALTH RESOURCES OF LAKEVIEW, INC.

HEALTH RESOURCES OF LEMONT, INC.

HEALTH RESOURCES OF MARCELLA, INC.

HEALTH RESOURCES OF MIDDLETOWN (RI), INC.

HEALTH RESOURCES OF MORRISTOWN, INC.

HEALTH RESOURCES OF NORTH ANDOVER, INC.

HEALTH RESOURCES OF ROCKVILLE, INC.

HEALTH RESOURCES OF TROY HILLS, INC.

HEALTH RESOURCES OF WALLINGFORD, INC.

HEALTH RESOURCES OF WARWICK, INC.

HEALTH RESOURCES OF WESTWOOD, INC.

HEALTHCARE RESOURCES CORP.

Signature Page to 2.5% Notes Supplemental Indenture

HELSTAT, INC.

HILLTOP HEALTH CARE CENTER, INC.

HMNH REALTY, INC.

HNCA, INC.

HORIZON ASSOCIATES, INC.

HORIZON MOBILE, INC.

HORIZON REHABILITATION, INC.

HR OF CHARLESTON, INC.

HRWV HUNTINGTON, INC.

INNOVATIVE HEALTH CARE MARKETING, INC.

KEYSTONE NURSING HOME, INC.

KNOLLWOOD MANOR, INC.

KNOLLWOOD NURSING HOME, INC.

LAKE MANOR, INC.

LAKEWOOD HEALTH RESOURCES, INC.

LAUREL HEALTH RESOURCES, INC.

LEHIGH NURSING HOMES, INC.

LIFE SUPPORT MEDICAL EQUIPMENT, INC.

LIFE SUPPORT MEDICAL, INC.

LRC HOLDING COMPANY, INC.

LWNR, INC.

MABRI CONVALESCENT CENTER, INC.

MANOR MANAGEMENT CORP. OF GEORGIAN MANOR, INC.

MARLINTON ASSOCIATES, INC.

MARLINTON PARTNERSHIP HOLDING COMPANY, INC.

MCKERLEY HEALTH CARE CENTER-CONCORD, INC.

Signature Page to 2.5% Notes Supplemental Indenture

MCKERLEY HEALTH CARE CENTERS, INC.

MERIDIAN HEALTH, INC.

MERIDIAN HEALTHCARE INVESTMENTS, INC.

MERIDIAN HEALTHCARE, INC.

MHNR, INC.

MNR, INC.

MONTGOMERY NURSING HOMES, INC.

MULTICARE AMC, INC.

NURSING AND RETIREMENT CENTER OF THE ANDOVERS, INC.

OAK HILL HEALTH CARE CENTER, INC.

PHC OPERATING CORP.

PHILADELPHIA AVENUE CORPORATION

POCAHONTAS CONTINUOUS CARE CENTER, INC.

PRESCOTT NURSING HOME, INC.

PROSPECT PARK LTC MANAGEMENT, INC.

PROVIDENCE FUNDING CORPORATION

PROVIDENCE HEALTH CARE, INC.

REST HAVEN NURSING HOME, INC.

RHS MEMBERSHIP INTEREST HOLDING COMPANY

RIDGELAND HEALTH RESOURCES, INC.

RIVERSHORES HEALTH RESOURCES, INC.

RLNR, INC.

ROSE HEALTHCARE, INC.

ROSE VIEW MANOR, INC.

RSNR, INC.

RVNR, INC.

S. T. B. INVESTORS, LTD.

Signature Page to 2.5% Notes Supplemental Indenture

SCHUYLKILL NURSING HOMES, INC.

SENIOR LIVING VENTURES, INC.

SENIOR SOURCE, INC.

SNOW VALLEY HEALTH RESOURCES, INC.

SOLOMONT FAMILY MEDFORD VENTURE, INC.

STAFFORD CONVALESCENT CENTER, INC.

STATE STREET ASSOCIATES, INC.

SVNR, INC.

THE ADS GROUP, INC.

THE APPLE VALLEY PARTNERSHIP HOLDING COMPANY, INC.

THE HOUSE OF CAMPBELL, INC.

THE MULTICARE COMPANIES, INC.

THE SARAH BRAYTON PARTNERSHIP HOLDING COMPANY, INC.

THE SOMERSET PARTNERSHIP HOLDING COMPANY, INC.

TMC ACQUISITION CORP.

TRI STATE MOBILE MEDICAL SERVICES, INC.

VALLEY MEDICAL SERVICES, INC.

VALLEY TRANSPORT AMBULANCE SERVICE, INC.

VERSALINK, INC.

VILLAS REALTY & INVESTMENTS, INC.

WALNUT LTC MANAGEMENT, INC.

WAYSIDE NURSING HOME, INC.

WEISENFLUH AMBULANCE SERVICE, INC.

WEST PHILA. LTC MANAGEMENT, INC.

WESTFORD NURSING AND RETIREMENT CENTER, INC.

Signature Page to 2.5% Notes Supplemental Indenture

WILLOW MANOR NURSING HOME, INC.

WYNCOTE HEALTHCARE CORP.

YE OLDE AMBULANCE COMPANY, INC.

YORK LTC MANAGEMENT, INC.

By:	/s/ George V. Hager, Jr.
	Name:	George V. Hager, Jr.
	Title:	Chief Executive Officer of each of the foregoing entities

ADS APPLE VALLEY LIMITED PARTNERSHIP
	By:	ADS Apple Valley, Inc., its general partner

ADS HINGHAM LIMITED PARTNERSHIP
	By:	ADS Hingham Nursing Facility, Inc., its general partner

ADS RECUPERATIVE CENTER LIMITED PARTNERSHIP
	By:	ADS Recuperative Center, Inc., its general partner

BREVARD MERIDIAN LIMITED PARTNERSHIP
	By:	Meridian Healthcare, Inc., its general partner

CARE HAVEN ASSOCIATES LIMITED PARTNERSHIP
	By:	Glenmark Associates, Inc., its general partner

CATONSVILLE MERIDIAN LIMITED PARTNERSHIP
	By:	Meridian Healthcare, Inc. and Meridian Health, Inc., its general partners

CUMBERLAND ASSOCIATES OF RHODE ISLAND, L.P.
	By:	Health Resources of Cumberland, Inc., its general partner

EASTON MERIDIAN LIMITED PARTNERSHIP
	By:	Meridian Healthcare, Inc. and Meridian Health, Inc., its general partners

EDELLA STREET ASSOCIATES
	By:	Genesis Health Ventures of Clarks Summit, Inc., its general partner

GENESIS ELDERCARE CENTERS I, L.P.
	By:	Genesis Eldercare Partnership Centers, Inc., its general partner

Signature Page to 2.5% Notes Supplemental Indenture

GENESIS ELDERCARE CENTERS II, L.P.

By:	Genesis Eldercare Partnership Centers, Inc., its general partner

GENESIS ELDERCARE CENTERS III, L.P.
By:	Genesis Eldercare Partnership Centers, Inc., its general partner

GENESIS HEALTH VENTURES OF WEST VIRGINIA, LIMITED PARTNERSHIP
By:	Genesis ElderCare Network Services, Inc. and Genesis ElderCare Rehabilitation Services, Inc., its general partners

GENESIS PROPERTIES LIMITED PARTNERSHIP
By:	Genesis Health Ventures of Arlington, Inc., its general partner

GENESIS PROPERTIES OF DELAWARE LTD. PARTNERSHIP, L.P.
By:	Genesis Properties of Delaware Corporation, its general partner

GLENMARK PROPERTIES I, LIMITED PARTNERSHIP
By:	Glenmark Associates, Inc., its general partner

GREENSPRING MERIDIAN LIMITED PARTNERSHIP
By:	Meridian Healthcare, Inc., its general partner

GROTON ASSOCIATES OF CONNECTICUT, L.P.
By:	Health Resources of Groton, Inc., its general partner

HAMMONDS LANE MERIDIAN LIMITED PARTNERSHIP
By:	Meridian Healthcare, Inc. and Meridian Health, Inc., its general partners

LAKE WASHINGTON, LTD.
By:	Lake Manor, Inc., its general partner

MCKERLEY HEALTH CARE CENTER-CONCORD LIMITED PARTNERSHIP
By:	McKerley Health Care Center-Concord, Inc., its general partner

MERIDIAN/CONSTELLATION LIMITED PARTNERSHIP
By:	Meridian Healthcare, Inc., its general partner

MERIDIAN EDGEWOOD LIMITED PARTNERSHIP
By:	Meridian Healthcare, Inc., its general partner

MERIDIAN PERRING LIMITED PARTNERSHIP
By:	Meridian Healthcare, Inc., its general partner

Signature Page to 2.5% Notes Supplemental Indenture

MERIDIAN VALLEY LIMITED PARTNERSHIP
By:	Meridian Healthcare, Inc., its general partner

MERIDIAN VALLEY VIEW LIMITED PARTNERSHIP
By:	Meridian Healthcare, Inc., its general partner

MIDDLETOWN (RI) ASSOCIATES OF RHODE ISLAND, L.P.
By:	Health Resources of Middletown (RI), Inc., its general partner

MILLVILLE MERIDIAN LIMITED PARTNERSHIP
By:	Meridian Healthcare, Inc., its general partner

NORTH CAPE CONVALESCENT CENTER ASSOCIATES, L.P.
By:	Geriatric and Medical Services, Inc., its general partner

PHILADELPHIA AVENUE ASSOCIATES
By:	Philadelphia Avenue Corporation, its general partner

POINT PLEASANT HAVEN LIMITED PARTNERSHIP
By:	Glenmark Associates, Inc. and GMA Partnership Holding Company, Inc., its general partners

RALEIGH MANOR LIMITED PARTNERSHIP
By:	Glenmark Associates, Inc., its general partner

RIVER STREET ASSOCIATES
By:	Genesis Health Ventures of Wilkes-Barre, Inc., its general partner

ROMNEY HEALTH CARE CENTER, LTD., LIMITED PARTNERSHIP
By:	Glenmark Associates, Inc., its general partner

SEMINOLE MERIDIAN LIMITED PARTNERSHIP
By:	Meridian Health, Inc., its general partner

SISTERVILLE HAVEN LIMITED PARTNERSHIP
By:	Glenmark Associates, Inc., its general partner

STAFFORD ASSOCIATES OF N.J., L.P.
By:	Southern Ocean GP, LLC, its general partner

STATE STREET ASSOCIATES, L.P.
By:	State Street Associates, Inc., its general partner

TEAYS VALLEY HAVEN LIMITED PARTNERSHIP
By:	Glenmark Associates, Inc., its general partner

Signature Page to 2.5% Notes Supplemental Indenture

THE APPLE VALLEY LIMITED PARTNERSHIP
By:	The Apple Valley Partnership Holding Company, Inc. and Apple Valley Operating Corp., its general partners

THE STRAUS GROUP-HOPKINS HOUSE, L.P.
By:	Encare of Wyncote, Inc., its general partner

THE STRAUS GROUP-QUAKERTOWN MANOR, L.P.
By:	Encare of Quakertown, Inc., its general partner

THERAPY CARE SYSTEMS, L.P.
By:	Genesis ElderCare Rehabilitation Services, Inc., its general partner

VOLUSIA MERIDIAN LIMITED PARTNERSHIP
By:	Meridian Health, Inc., its general partner

WALLINGFORD ASSOCIATES OF CONNECTICUT, L.P.
By:	Health Resources of Wallingford, Inc., its general partner

WARWICK ASSOCIATES OF RHODE ISLAND, L.P.
By:	Health Resources of Warwick, Inc., its general partner

WESTFORD NURSING AND RETIREMENT CENTER, LIMITED PARTNERSHIP
By:	Westford Nursing and Retirement Center, Inc., its general partner

By:	/s/ George V. Hager, Jr.
	Name:	George V. Hager, Jr.
	Title:	Chief Executive Officer of the respective general partners of each of the foregoing entities

HOLLY MANOR ASSOCIATES OF NEW JERSEY, L.P.
By:	Encare of Mendham, L.L.C., its general partner

MERCERVILLE ASSOCIATES OF NEW JERSEY, L.P.
By:	Breyut Convalescent Center, L.L.C., its general partner

POMPTON ASSOCIATES, L.P.
By:	Pompton Care, L.L.C., its general partner

THE STRAUS GROUP-OLD BRIDGE, L.P.
By:	Health Resources of Emery, L.L.C., its general partner

Signature Page to 2.5% Notes Supplemental Indenture

THE STRAUS GROUP-RIDGEWOOD, L.P.
	By:	Health Resources of Ridgewood, L.L.C., its general partner

By:	Century Care Management, Inc., the manager of the respective general partners of each of the foregoing entities

By:	/s/ George V. Hager, Jr.
	Name:	George V. Hager, Jr.
	Title:	Chief Executive Officer of each of the foregoing entities

SOMERSET RIDGE LIMITED PARTNERSHIP

By:	Somerset Ridge LLC, its general partner
	By:	Somerset Ridge General Partnership, its Manager
	By:	Solomont Family Fall River Venture, Inc., its
general partner

By:	/s/ George V. Hager, Jr.
	Name:	George V. Hager, Jr.
	Title:	Chief Executive Officer

ARCADIA ASSOCIATES
	By:	ADS/Multicare, Inc., its managing partner

By:	/s/ George V. Hager, Jr.
	Name:	George V. Hager, Jr.
	Title:	Chief Executive Officer

MCKERLEY HEALTH FACILITIES
	By:	Meridian Healthcare, Inc. and Meridian Health, Inc., its partners

By:	/s/ George V. Hager, Jr.
	Name:	George V. Hager, Jr.
	Title:	Chief Executive Officer

Signature Page to 2.5% Notes Supplemental Indenture

SARAH BRAYTON GENERAL PARTNERSHIP

	By:	ADS Multicare Inc. and The Sarah Brayton Partnership Holding Company, Inc., its general partners

By:	/s/ George V. Hager, Jr.
	Name:	George V. Hager, Jr.
	Title:	Chief Executive Officer

SOMERSET RIDGE GENERAL PARTNERSHIP

	By:	Solomont Family Fall River Venture, Inc. and The Somerset Partnership Holding Company, Inc., its general partners

By:	/s/ George V. Hager, Jr.
	Name:	George V. Hager, Jr.
	Title:	Chief Executive Officer

BREYUT CONVALESCENT CENTER, L.L.C.

ENCARE OF MENDHAM, L.L.C.

HEALTH RESOURCES OF BRIDGETON, L.L.C.

HEALTH RESOURCES OF CINNAMINSON, L.L.C.

HEALTH RESOURCES OF CRANBURY, L.L.C.

HEALTH RESOURCES OF EATONTOWN, L.L.C.

HEALTH RESOURCES OF EMERY, L.L.C.

HEALTH RESOURCES OF ENGLEWOOD, L.L.C.

HEALTH RESOURCES OF EWING, L.L.C.

HEALTH RESOURCES OF FAIR LAWN, L.L.C.

HEALTH RESOURCES OF JACKSON, L.L.C.

HEALTH RESOURCES OF RIDGEWOOD, L.L.C.

HEALTH RESOURCES OF SOUTH BRUNSWICK, L.L.C.

HEALTH RESOURCES OF WEST ORANGE, L.L.C.

POMPTON CARE, L.L.C.

Signature Page to 2.5% Notes Supplemental Indenture

ROEPHEL CONVALESCENT CENTER, L.L.C.

By:	Century Care Management, Inc., the manager of each of the foregoing entities

By:	/s/ George V. Hager, Jr.
	Name:	George V. Hager, Jr.
	Title:	Chief Executive Officer

GENESIS-GEORGETOWN SNF/JV, LLC

GLENMARK LIMITED LIABILITY COMPANY I

MILFORD ALF, LLC

RESPIRATORY HEALTH SERVICES LLC

RIVERVIEW RIDGE LIMITED LIABILITY COMPANY

SOUTHERN OCEAN GP, L.L.C.
By:	/s/ George V. Hager, Jr.
	Name:	George V. Hager, Jr.
	Title:	Chief Executive Officer

SOMERSET RIDGE L.L.C.
By:	Somerset Ridge General Partnership, its Manager
	By:	Solomont Family Fall River Venture, Inc., its general partner
	By:	The Somerset Partnership Holding Company, Inc., its general partner

	By:	/s/ George V. Hager, Jr.
		Name:	George V. Hager, Jr.
		Title:	Chief Executive Officer

Signature Page to 2.5% Notes Supplemental Indenture

THE BANK OF NEW YORK, as Trustee

By:	/s/ Mary LaGumina
	Name:	Mary LaGumina
	Title:	Vice President

Signature Page to 2.5% Notes Supplemental Indenture